EX-26.g(1)

                            AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT


                             Effective March 8, 2004



                                     Between



                     JACKSON NATIONAL LIFE INSURANCE COMPANY
                               ("Ceding Company")

                                 1 Corporate Way
                             Lansing, Michigan 48951



                                       And



                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                  ("Reinsurer")

                              Security Life Center
                                  1290 Broadway
                           Denver, Colorado 80203-5699


                        Reinsurer Agreement No. 0426-7106

                            AUTOMATIC AND FACULTATIVE
                   YEARLY RENEWABLE TERM REINSURANCE AGREEMENT


                            This Agreement is between

                    JACKSON NATIONAL LIFE INSURANCE COMPANY,
                    1 Corporate Way, Lansing, Michigan 48951

                                       And

                   SECURITY LIFE OF DENVER INSURANCE COMPANY,
        Security Life Center, 1290 Broadway, Denver, Colorado 80203-5699.


The Reinsurer agrees to reinsure certain portions of the Ceding Company's contract risks as described in the terms and conditions of this Automatic and Facultative Yearly Renewable Term Reinsurance Agreement (the "Agreement"), which includes any attached Schedules and Exhibits

This reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, the Ceding Company and the Reinsurer have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of March 8, 2004.
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

JACKSON NATIONAL LIFE                                            SECURITY LIFE OF DENVER
INSURANCE COMPANY                                                INSURANCE COMPANY

By:    /s/ Lisa C. Drake                                         By:    /s/ Jay Beihl
      ----------------------------------                               ----------------------------------
Title:  SVP and Chief Actuary                                    Title: Regional Head of Pricing
      ----------------------------------                               ----------------------------------
Date:   3/1/05                                                   Date:  January 4, 2005
      ----------------------------------                               ----------------------------------

By:     Patrick W. Garcy                                         By:    /s/ Jim R. Senn
      ----------------------------------                               ----------------------------------
Title:  AVP & Assoc. Gen. Counsel                                Title: President, Individual Re
      ----------------------------------                               ----------------------------------

Date:   3/3/05                                                   Date:  January 4, 2005
      ----------------------------------                               ----------------------------------



                 AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                              REINSURANCE AGREEMENT

                                Table of Contents

1.       PARTIES TO AGREEMENT.............................................................................................4
         --------------------

2.       REINSURANCE BASIS................................................................................................4
         -----------------

3.       AUTOMATIC REINSURANCE TERMS......................................................................................4
         ---------------------------
         a.       CONVENTIONAL UNDERWRITING...............................................................................4
                  -------------------------
         b.       MAXIMUM DOLLAR RETENTION................................................................................5
                  ------------------------
         c.       REINSURERS' AUTOMATIC BINDING LIMITS....................................................................5
                  ------------------------------------
         d.       AUTOMATIC IN FORCE AND APPLIED FOR LIMIT................................................................5
                  ----------------------------------------
         e.       RESIDENCE...............................................................................................5
                  ---------
         f.       MINIMUM CESSION.........................................................................................5
                  ---------------
         g.       NO PRIOR FACULTATIVE SUBMISSIONS. ......................................................................5
                  ----------------------------------

4.       AUTOMATIC REINSURANCE NOTICE PROCEDURE...........................................................................5
         --------------------------------------

5.       FACULTATIVE REINSURANCE..........................................................................................5
         -----------------------

6.       COMMENCEMENT OF REINSURANCE COVERAGE.............................................................................6
         ------------------------------------
         a.       AUTOMATIC REINSURANCE...................................................................................6
                  ---------------------
         b.       FACULTATIVE REINSURANCE.................................................................................6
                  -----------------------
         c.       PRE-ISSUE COVERAGE......................................................................................6
                  ------------------

7.       BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES........................................................7
         ---------------------------------------------------------
         a.       LIFE REINSURANCE........................................................................................7
                  ----------------
         b.       SUPPLEMENTAL BENEFITS...................................................................................7
                  ---------------------
                  i.       OTHER INSURED TERM INSURANCE RIDER.............................................................7
                           ----------------------------------
                  ii.      SCHEDULED TERM INSURANCE RIDER.................................................................7
                           ------------------------------
                  iii.     TERMINAL ILLNESS RIDER.........................................................................7
                           ----------------------
         c.       TABLE RATED SUBSTANDARD PREMIUMS........................................................................8
                  --------------------------------
         d.       FLAT EXTRA PREMIUMS.....................................................................................8
                  -------------------
         e.       PREMIUM ADJUSTMENTS.....................................................................................8
                  -------------------

8.       CASH VALUES OR LOANS.............................................................................................8
         --------------------

9.       PAYMENT OF REINSURANCE PREMIUMS..................................................................................9
         -------------------------------
         a.       PREMIUM DUE.............................................................................................9
                  -----------
         b.       FAILURE TO PAY REINSURANCE PREMIUMS.....................................................................9
                  -----------------------------------
         c.       OVERPAYMENT OF REINSURANCE PREMIUM......................................................................9
                  ----------------------------------
         d.       UNDERPAYMENT OF REINSURANCE PREMIUM.....................................................................9
                  ------------------------------------
         e.       RETURN OF REINSURANCE PREMIUM...........................................................................9
                  -----------------------------
         f.       UNEARNED REINSURANCE PREMIUMS...........................................................................9
                  -----------------------------

10.      PREMIUM TAX REIMBURSEMENT.......................................................................................10
         -------------------------

11.      DAC TAX AGREEMENT...............................................................................................10
         -----------------

12.      REPORTS.........................................................................................................10
         -------

13.      RESERVES FOR REINSURANCE........................................................................................11
         ------------------------

14.      DEATH AND TERMINAL ILLNESS CLAIMS...............................................................................11
         ---------------------------------
         a.       NOTICE OF DEATH OR TERMINAL ILLNESS....................................................................11
                  ------------------------------------
         b.       PROOFS.................................................................................................11
                  ------
         c.       CLAIMS PAYABLE.........................................................................................12
                  --------------
         d.       AMOUNT AND PAYMENT OF DEATH OR TERMINAL ILLNESS CLAIMS.................................................12
                  ------------------------------------------------------
         e.       CONTESTED CLAIMS.......................................................................................12
                  ----------------
         f.       CLAIM EXPENSES.........................................................................................13
                  --------------
         g.       EXTRACONTRACTUAL DAMAGES...............................................................................13
                  ------------------------

15.      POLICY CHANGES..................................................................................................13
         --------------
         a.       NOTICE.................................................................................................13
                  ------
         b.       INCREASES..............................................................................................14
                  ---------
         c.       REDUCTIONS OR TERMINATIONS.............................................................................14
                  --------------------------
         d.       RISK CLASSIFICATION CHANGES............................................................................14
                  ---------------------------
         e.       NON-FORFEITURE BENEFITS (REDUCED PAID UP)..............................................................14
                  ------------------------------------------

16.      EXCHANGES AND REPLACEMENTS......................................................................................14
         --------------------------
         a.       NOTICE.................................................................................................14
                  -------
         b.       EXCHANGES AND REPLACEMENTS.............................................................................15
                  --------------------------

17.      POLICYHOLDER REINSTATEMENTS.....................................................................................15
         ---------------------------
         a.       AUTOMATIC REINSTATEMENT................................................................................15
                  -----------------------
         b.       FACULTATIVE REINSTATEMENT..............................................................................15
                  -------------------------
         c.       PREMIUM ADJUSTMENT.....................................................................................15
                  ------------------
         d.       REINSTATEMENT FOLLOWING REINSURANCE OF NON-FORFEITURE BENEFITS.........................................15
                  ---------------------------------------------------------------

18.      INCREASE IN MAXIMUM DOLLAR RETENTION LIMITS AND RECAPTURE.......................................................16
         ---------------------------------------------------------
         a.       NEW BUSINESS...........................................................................................16
                  ------------
         b.       RECAPTURE..............................................................................................16
                  ---------

19.      ERROR AND OMISSION..............................................................................................17
         ------------------

20.      INSOLVENCY......................................................................................................17
         ----------

21.      ARBITRATION.....................................................................................................18
         -----------
         a.       GENERAL................................................................................................18
                  -------
         b.       NOTICE.................................................................................................18
                  ------
         c.       PROCEDURE..............................................................................................18
                  ---------

22.      OFFSET..........................................................................................................19
         -------

23.      GOOD FAITH; FINANCIAL SOLVENCY..................................................................................19
         ------------------------------

24.      TREATMENT OF CONFIDENTIAL INFORMATION...........................................................................19
         --------------------------------------

25.      TERM OF THIS AGREEMENT AND TERMINATION..........................................................................20
         --------------------------------------
         MINIMUM ACCEPTABLE RATINGS......................................................................................20

26.      MEDICAL INFORMATION BUREAU......................................................................................21
         --------------------------

27.      SEVERABILITY....................................................................................................21
         ------------

28.      SURVIVAL........................................................................................................22
         ---------

29.      NON-WAIVER......................................................................................................22
         -----------

30.      MICHIGAN LAW AND JURISDICTION...................................................................................22
         -----------------------------

31.      NOTIFICATIONS...................................................................................................22
         -------------

                              Listing of Schedules:

SCHEDULE A - COVERAGE AND LIMITS
1        Plans Reinsured
2.       Reinsurance Amount
3.       Ceding Company's Maximum Dollar Retention Limits
4.       Reinsurers' Automatic Binding Limits
5.       Automatic In Force and Applied for Limits
6.       Premium Due
7.       Recapture Period
8.       Net Amount at Risk

SCHEDULE B - REINSURANCE PREMIUMS
1.       Reinsurance Premiums - Life
2.       Reinsurance Premiums - Supplemental Benefits
3.       Age Basis
         B-I :     STANDARD ANNUAL REINSURANCE PREMIUMS
                  0426-7106 VUL 1802 REINSURANCE RATES

SCHEDULE C - REPORTING INFORMATION
         Information on Risks Reinsured
         Sample Policy Exhibit Summary
         Sample Reserve Credit Summary
         Sample Accounting Summary

SCHEDULE D - FACULTATIVE FORMS
         Application for Reinsurance
         Notification of Reinsurance

EXHIBIT I - CEDING COMPANY'S UNDERWRITING GUIDELINES

                 AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                              REINSURANCE AGREEMENT


1.       PARTIES TO AGREEMENT.
         This Agreement is solely between the Reinsurer and the Ceding Company. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right or legal relationship between the Reinsurer and any other person, for example, any insured, policyholder, agent, beneficiary, assignee, or other reinsurer. The Ceding Company agrees that it will not make the Reinsurer a party to any litigation between any such third party and the Ceding Company. The Ceding Company and the Reinsurer will not disclose the other's name to these third parties with regard to the agreements or transactions that are between the Ceding Company and the Reinsurer, unless the Ceding Company or the Reinsurer gives prior written approval for the use of its own name.

         The terms of this Agreement are binding upon the parties, their representatives, successors, and assigns. The parties to this Agreement are bound by ongoing and continuing obligations and liabilities until this Agreement terminates for new business and the underlying policies are no longer in force, whichever occurs later. This Agreement shall not be bifurcated, partially assigned, or partially assumed.


2.       REINSURANCE BASIS.
         This Agreement, including the attached Schedules, states the terms and conditions of automatic and facultative reinsurance that is on a Yearly Renewable Term basis. This Agreement is applicable only to reinsurance of policies directly written by the Ceding Company. Any policies acquired through merger with another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement.


3.       AUTOMATIC REINSURANCE TERMS.
         The Ceding Company agrees to cede and the Reinsurer agrees to automatically accept contractual risks on the life insurance plans and supplemental benefits shown in Section 1 of Schedule A, subject to the following requirements:

         a. CONVENTIONAL UNDERWRITING.
            Automatic reinsurance applies only to insurance applications underwritten by the Ceding Company with conventional underwriting and issue practices that are consistently applied. Conventional underwriting and issue practices are those customarily used and generally accepted by the Ceding Company.

            Some examples of non-customary underwriting practices that are not acceptable for automatic reinsurance under this Agreement are table-shaving programs, guaranteed issue, any form of simplified underwriting, short-form applications, any form of non-customary non-medical underwriting limits, or internal or external policy exchanges that do not require conventional underwriting.

            Some examples of unacceptable issue practices that are not acceptable for automatic reinsurance under this Agreement are the issuance of a policy that has contestability or suicide clauses with time limitations that are shorter than the maximum allowed by state law and policy exchanges, replacements or term conversions resulting from policies not originally reinsured by the Reinsurer. The Ceding Company must comply with Underwriting Guidelines at least as restrictive as those set forth in Exhibit I.

         b. MAXIMUM DOLLAR RETENTION.
            The Ceding Company will retain, and not otherwise reinsure, an amount of insurance on each life equal to its Maximum Dollar Retention Limits shown in Section 3 of Schedule A. If the Ceding Company's scheduled Maximum Dollar Retention Limit is zero, automatic reinsurance is not available.

         c. REINSURERS' AUTOMATIC BINDING LIMITS.
            On any one life, the amount automatically reinsured under all agreements with all reinsurers must not exceed the Reinsurers' Automatic Binding Limits shown in Section 4 of Schedule A.

         d. AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.
            The total amount of life insurance in force and applied for on any one life with all companies, of which the Ceding Company is aware, must not exceed the In Force and Applied For Limit shown in Section 5 of Schedule A.

         e. RESIDENCE.
            Each insured must be a resident of the United States, Canada, or Mexico at the time of issue.

         f. MINIMUM CESSION.
            There will be no minimum amount of reinsurance per cession for this Agreement.

         g. NO PRIOR FACULTATIVE SUBMISSIONS. .
            To be eligible for automatic reinsurance, the risk must not have been submitted on a facultative basis to the Reinsurer or any other reinsurer, within the last three years, unless the reasons for the original facultative submission no longer apply.


4.       AUTOMATIC REINSURANCE NOTICE PROCEDURE.
         After the policy has been paid for and delivered, the Ceding Company will submit all relevant individual policy information, as defined in Schedule C, in its next statement to the Reinsurer.


5.       FACULTATIVE REINSURANCE.
         The Ceding Company may apply for facultative reinsurance with the Reinsurer on a risk if the automatic reinsurance terms are not met, or if the terms are met and it prefers to apply for facultative reinsurance. If the Ceding Company wishes to obtain a facultative quote from other reinsurers on a risk eligible for automatic reinsurance, the risk must also be submitted concurrently to the Reinsurer for a facultative offer, but the Ceding Company shall be under no obligation to await receipt of a facultative offer from the Reinsurer prior to accepting a reinsurance quote from other reinsurers. The following items must be submitted to obtain a facultative quote:

         a. A form substantially similar to the Reinsurer's "Application for Reinsurance" form shown in Schedule D.

         b. Copies of the original insurance application, medical examiner's reports, financial information, and all other papers and information obtained by the Ceding Company regarding the insurability of the risk.

         c. The initial and ultimate risk amounts requested.

         After receipt of the Ceding Company's application, the Reinsurer will promptly examine the materials and notify the Ceding Company either of the terms and conditions of the Reinsurer's offer for facultative reinsurance or that no offer will be made. The Reinsurer's offer expires 120 days after the offer is made, unless the written offer specifically states otherwise. If the Ceding Company accepts the Reinsurer's offer, then the Ceding Company will note its acceptance in its underwriting file and mail, as soon as possible but no later than 90 days, a formal reinsurance cession to the Reinsurer using a form substantially similar to the "Notification of Reinsurance" form shown in Schedule D. If the Ceding Company does not accept the Reinsurer's offer, then the Ceding Company will notify the Reinsurer in writing, as soon as possible.


6.       COMMENCEMENT OF REINSURANCE COVERAGE.
         Commencement of the Reinsurer's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

         a. AUTOMATIC REINSURANCE.
            The Reinsurer's reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and terminate simultaneously with the Ceding Company's contractual liability for the policy reinsured, unless otherwise terminated in accordance with the terms of this Agreement.

         b. FACULTATIVE REINSURANCE.
            The Reinsurer's reinsurance coverage for any policy that is ceded facultatively under this Agreement will begin when:

            i.  The Ceding Company accepts the Reinsurer's offer; and

            ii. The policy has been issued.

            Reinsurer's reinsurance coverage for any policy that is ceded facultatively under this Agreement will terminate simultaneously with the Ceding Company's contractual liability for the policy reinsured, unless otherwise terminated in accordance with the terms of this Agreement.

         c. PRE-ISSUE COVERAGE.
            The Reinsurer will not be liable for benefits paid under the Ceding Company's conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage under Article 3 of this Agreement are met. The Reinsurer's liability under the Ceding Company's conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

            i. The Reinsurer's share of the Reinsurers' Automatic Binding Limits shown in Section 4 of Schedule A.

            ii. The amount for which the Ceding Company is liable, less the amount the Ceding Company retained pursuant to Section 2.a. of Schedule A, less any amount of reinsurance with other reinsurers.

            The pre-issue liability applies only once on any given life regardless of how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

            In the event that the Ceding Company's rules with respect to cash handling and the issuance of conditional receipt or temporary insurance are not followed, the Reinsurer will participate in the liability if the conditions for automatic reinsurance are met and the Ceding Company does not knowingly allow such rules to be violated or condone such a practice. Such liability shall be limited to the lesser of i or ii above. As in all cases, the provisions of Article 14 apply to such a claim.


7.       BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.

         a. LIFE REINSURANCE.
            Reinsurance shall be on a excess basis. The amount reinsured on a policy is the policy's net amount at risk less the Ceding Company's retention available on the policy less any amount of reinsurance with other reinsurers. The retention on each life, or both lives for joint policies, is shown in Section 3 of Schedule A. The net amount at risk is defined in Section 8 of Schedule A. The reinsurance premiums per [REDACTED] are shown in Section 1 of Schedule B.

         b. SUPPLEMENTAL BENEFITS.
            For the supplemental benefits reinsured under this Agreement, the following provisions will apply:

            i.   OTHER INSURED TERM INSURANCE RIDER.
                 For the Other Insured Term Insurance Rider, the reinsurance benefit is the Reinsurer's Net Amount at Risk on the rider. The reinsurance premiums for this benefit are shown in Section 2.a of Schedule B.

            ii.  SCHEDULED TERM INSURANCE RIDER.
                 For the Scheduled Term Insurance Rider, the reinsurance benefit is the Reinsurer's Net Amount at Risk on the rider. The reinsurance premium rates for the Scheduled Term Insurance Rider are shown in
                 Section 2.b of Schedule B.

            iii. TERMINAL ILLNESS RIDER.
                 For the Terminal Illness Rider, the reinsurance benefit is the Reinsurer's Net Amount at Risk on the portion of the death benefit claimed under the rider. The terminal illness benefit paid under the provisions of the Terminal Illness Rider will directly reduce the death benefit payable under the Policy. In such situations, the Reinsurer will share in the reduction of death benefit proportionally with the Ceding Company, according to the Reinsurer's pool share and the Ceding Company's quota share percentage amount, as set forth in Section 2 of Schedule A. No Supplemental Benefit Reinsurance Premium is payable for this benefit.

         c. TABLE RATED SUBSTANDARD PREMIUMS.
            If the Ceding Company's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Section 1.b of Schedule B will apply.

         d. FLAT EXTRA PREMIUMS.
            If the Ceding Company's policy is issued with a flat extra premium, the reinsurance premiums shown in Section 1.c of Schedule B will apply.

         e. PREMIUM ADJUSTMENTS.
            The Reinsurer reserves the right to unilaterally increase the reinsurance premiums if the Reinsurer increases the reinsurance premium rates on all assumed yearly renewable term reinsurance on individual life insurance policies, for which the rates are not fully guaranteed. The maximum reinsurance premiums are equal to the statutory valuation premiums for yearly renewable term insurance at the maximum interest rates and minimum mortality rates applicable at the policy issue date. If the Reinsurer changes the reinsurance premiums, it will give the Ceding Company 30 days prior written notice of the rate change. Any change applies only to reinsurance premiums due after the expiration of the 30 day notice period.

            If the Reinsurer exercises the right to change rates, as set forth above, the Ceding Company has the right, but no obligation, to recapture in its entirety all of the reinsured business, for which the Reinsurer increased the reinsurance premiums, by giving the Reinsurer 30 days written notice of the Ceding Company's intent to recapture said business. If the Ceding Company chooses to recapture under the provisions of this Article 7.e, the Ceding Company will not pay to the Reinsurer any amount representing a recapture fee. Any recapture pursuant to the conditions of this Article 7.e, will be effective on each policy's anniversary immediately following the expiration of the 30 day notice period. Such notice to the Reinsurer must be provided within 30 days of the receipt of the Reinsurer's rate change notice or else the Ceding Company will be deemed to have accepted the Reinsurer's rate change and will have forfeited the right to recapture under the provisions of this Article 7.e for the specific block of business for which the Reinsurer increased rates.

            Upon the effective date of recapture and again six months following the recapture, the Reinsurer will calculate a terminal accounting that will include a refund of unearned premiums and unpaid claims. The Reinsurer will not pay to the Ceding Company any amount representing the reserve held on the business. Payment of amounts specified in the terminal accounting will be the Reinsurer's full and final payment to the Ceding Company.


8.       CASH VALUES OR LOANS.
         This Agreement does not provide reinsurance for cash surrender values. In addition, the Reinsurer will not participate in policy loans or other forms of indebtedness on reinsured business.


9.       PAYMENT OF REINSURANCE PREMIUMS

         a. PREMIUM DUE.
            The reinsurance premiums for each reinsurance cession are due as shown in Section 6 of Schedule A.

         b. FAILURE TO PAY REINSURANCE PREMIUMS.
            If the reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in
            Article 18, the premiums will be considered in default and the Reinsurer may terminate the reinsurance upon 30 days' prior written notice to the Ceding Company; provided, however, that the termination shall be of no force and effect if the Ceding Company cures the default within said 30 day period. The Reinsurer will have no further liability as of the termination date. The Ceding Company will be liable for the prorated reinsurance premiums to the termination date. The Ceding Company agrees that it will not force termination under the provisions of this paragraph to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

         c. OVERPAYMENT OF REINSURANCE PREMIUM.
            If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment, without interest.

         d. UNDERPAYMENT OF REINSURANCE PREMIUM.
            If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an error or omission as defined below in Article 18, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment of the full premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Article 9.b., above.

         e. RETURN OF REINSURANCE PREMIUM.
            If a misrepresentation or misstatement on an application or a death of an insured by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company, without interest.

            This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement. If there is an adjustment to the policy benefits due to a misrepresentation or misstatement of age or sex, a corresponding adjustment will be made to the reinsurance benefits.

         f. UNEARNED REINSURANCE PREMIUMS.
            Unearned reinsurance premiums will be returned on deaths, surrenders and other terminations. This refund will be on a prorated basis without interest from the date of termination of the policy to the date through which a reinsurance premium has been paid.


10.      PREMIUM TAX REIMBURSEMENT.
         The Reinsurer will not reimburse the Ceding Company for premium taxes.


11.      DAC TAX AGREEMENT.
         The Ceding Company and the Reinsurer hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) whereby:

         a. For each taxable year under this Agreement, the party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of
            Section 848 (c) (1);

         b. The Ceding Company and the Reinsurer agree to exchange information pertaining to the net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service;

         c. The Ceding Company will submit to the Reinsurer by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year;

         d. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of the Reinsurer's receipt of the Ceding Company's calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year;

         e. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach agreement on the net amount of consideration, each party will report such amount in their respective tax returns for the previous calendar year.

         Both Ceding Company and Reinsurer represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.


12.      REPORTS.
         The administering party is the Ceding Company. The reporting period is monthly. For each reporting period, the Ceding Company will submit a statement to the Reinsurer with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with the Reinsurer, premiums owed, policy exhibit activity, and an accounting summary. Within 15 days after the end of each calendar quarter, the Ceding Company will submit a reserve credit summary similar to that shown in Schedule C.


13.      RESERVES FOR REINSURANCE.
         The Reinsurer shall hold reinsurance reserves in accordance with all applicable laws and regulations that the Reinsurer deems controlling.


14.      DEATH AND TERMINAL ILLNESS CLAIMS.

         a. NOTICE OF DEATH OR TERMINAL ILLNESS.
            The Ceding Company will notify the Reinsurer, as soon as reasonably possible, after it receives notice of a claim, arising from the death or terminal illness of an insured under a Policy or supplemental benefit reinsured.

         b. PROOFS.
            The Ceding Company may elect not to provide the Reinsurer proper death or terminal illness claim proofs, including a copy of the insured's death certificate, if applicable, and all death or terminal illness claim papers provided the following conditions, as set forth below in Articles 14.b.i through 14.b.vi, are satisfied. Proof of payment made by the Ceding Company to the claimant will be provided to the Reinsurer as verification when the death or terminal illness claim has been paid.

            i. The total face amount for contestable death or terminal illness claims to be paid by the Ceding Company to the claimant will be equal to or less than [REDACTED].

            ii.  The total face amount for incontestable
                 death or terminal illness claims to be paid by the Ceding Company to the claimant will be equal to or less than [REDACTED].

            iii. The Ceding Company agrees to provide the
                 Reinsurer with cause of death codes that correspond or translate to similar codes used by the Reinsurer.

            iv. Notwithstanding Article 14.b., above, the Ceding Company agrees to provide the Reinsurer with proper death or terminal illness claim proofs, all death or terminal illness claim papers and a copy of the insured's death certificate, if appropriate, for all death or terminal illness claims that were initially underwritten facultatively, and for all contested death or terminal illness claims, meaning those death or terminal illness claims that are in a dispute.

            v. Upon the Reinsurer's request, the Ceding Company agrees to send all death or terminal illness claim proofs, papers, and death certificates, if applicable, for a [REDACTED] sampling of streamlined death or terminal illness claims received in a given year.

            vi. The Ceding Company acknowledges and agrees that the process for death or terminal illness claims streamlining as outlined in
                 Article 14.b may be revoked at anytime at the sole discretion of the Reinsurer with reasonable written notice given to the Ceding Company, at which time the Ceding
                 Company agrees to provide all death or
                 terminal illness claim papers to the
                 Reinsurer to consider and process death or terminal illness claims.

         c. CLAIMS PAYABLE.
            Claims are payable only as a result of the actual death (or terminal illness) of an insured, to the extent reinsured under this Agreement and for which there is contractual liability for the death or terminal illness claim under the issuing company's in force policy. Acceleration or estimation of death claims on living individuals is not permitted, will not be due, owing or payable, nor will they form the basis of any claim against the Reinsurer whatsoever.

         d. AMOUNT AND PAYMENT OF DEATH OR TERMINAL ILLNESS CLAIMS.
            After the Reinsurer receives proper death or terminal illness claim notice, proofs of the death or terminal illness claim, and proof of payment of the death or terminal illness claim by the Ceding Company, the Reinsurer will promptly pay the reinsurance death benefits or terminal illness benefits due and owing to the Ceding Company in one lump sum. The Ceding Company's contractual liability for death or terminal illness claims is binding on the Reinsurer. The maximum death benefit payable to the Ceding Company under each reinsured policy is the Net Amount at Risk, as set forth in Section 8 of Schedule A, specifically reinsured hereunder. The total reinsurance in all companies on a policy will not exceed the Ceding Company's total contractual liability on the policy, less its amount retained on the policy. The excess, if any, of the total reinsurance in all companies plus Ceding Company's retained amount on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

         e. CONTESTED CLAIMS.
            The Ceding Company will notify the Reinsurer in writing of its intention to contest, compromise, or litigate a claim involving a reinsured policy. At this time, the Ceding Company will provide all information relevant to its intention to contest, compromise, or litigate a claim to the Reinsurer, including, but not limited to investigation papers, the applicable underwriting file, and all claims proofs. The Reinsurer may, within 30 days of receipt of all information relevant to the claim, notify the Ceding Company in writing of the Reinsurer's disagreement with the Ceding Company's intention to contest, compromise, or litigate a claim. In addition, as new relevant information becomes available to the Ceding Company regarding said claim, the Ceding Company will provide such information to the Reinsurer, and the Reinsurer may, within 30 days of receipt of the new relevant information on the claim, notify the Ceding Company in writing of the Reinsurer's disagreement with the Ceding Company's intention to contest, compromise, or litigate a claim. In the event the Reinsurer disagrees with the Ceding Company's intention to contest, compromise, or litigate a claim, the Reinsurer will pay the Reinsurer's proportionate share of the Net Amount at Risk on the claim in full to the Ceding Company. In this event, the Reinsurer shall not share in any expense involved in any such contest or compromise, nor in any reduction in claim resulting therefrom. If the Reinsurer elects to participate in the contest, compromise or litigation of said claim, (i) the Reinsurer shall bear its proportionate share of any settlement amount or judgment, as set forth in Article 14.g, below, as well as its proportionate share of any expenses incurred by the Ceding Company in contesting, compromising, or litigating any claim, as set forth in Article 14.f, below; and (ii) if the Ceding Company's contest, compromise, or litigation results in a reduction in its liability, the Reinsurer will benefit by a proportionate share in such reduction. For purposes of this Article 14.e., the Reinsurer's proportionate share shall be the proportion of the Net Amount at Risk reinsured by the Reinsurer on the policy or rider to the total Net Amount at Risk on such policy or rider.

            If the Reinsurer should decline to participate in the contest, compromise or litigation, the Reinsurer will then release all of its liability by paying the Ceding Company its full share of reinsurance death benefits for the policy and not sharing in any subsequent reduction in liability.

         f. CLAIM EXPENSES.
            The Reinsurer will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless the Reinsurer has released its liability, in which case the Reinsurer will not participate in any expenses after the date of release. However, claim expenses do not include routine claim and administration expenses, including the Ceding Company's home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that the Ceding Company admits are payable are not a claim expense under this Agreement.

         g. EXTRACONTRACTUAL DAMAGES.
            The Reinsurer will not participate in and will not be liable to pay the Ceding Company or others for any amounts in excess of the Reinsurer's Net Amount at Risk. Extracontractual damages or liabilities and related expenses and fees are specifically excluded from the reinsurance coverage provided under this Agreement. Extracontractual damages are any damages awarded against the Ceding Company, including, for example, those resulting from negligence, reckless or intentional conduct, fraud, oppression, or bad faith committed by the Ceding Company in connection with the mortality risk insurance reinsured under this Agreement.

            The excluded extracontractual damages will include, by way of example and not limitation:

            i.   Actual and consequential damages;

            ii.  Damages for emotional distress or oppression;

            iii. Punitive, exemplary or compensatory damages;

            iv.  Statutory damages, fines, or penalties;

            v. Amounts in excess of the risk reinsured hereunder that the Ceding Company pays to settle a dispute or claim;

            vi.  Third-party attorney fees, costs and expenses.

                 However, for claim denials and rescissions, the Reinsurer will reimburse the Ceding Company for the Ceding Company's extracontractual damages that result from the Reinsurer's actions that directly and proximately cause such extracontractual damages. Any such reimbursement will be in proportion to the Reinsurer's direct and proximate participation in the actions that lead to the extracontractual damages.


15.      POLICY CHANGES.

         a. NOTICE.
            If a reinsured policy is changed, a corresponding change will be made in the reinsurance coverage for that policy. The Ceding Company will notify the Reinsurer of the change in the Ceding Company's next accounting statement.

         b. INCREASES.
            If life insurance on a reinsured policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be administered the same as the issuance of a new policy. If the increase is not subject to new underwriting evidence, and increases are scheduled and known at issue, then the increase will be automatically accepted by the Reinsurer, but the total amount of reinsurance is not to exceed the Reinsurers' Automatic Binding Limits shown in Section 4 of Schedule A. Reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification. Other increases not subject to new underwriting evidence are not allowed under this Agreement.

         c. REDUCTIONS OR TERMINATIONS.
            If life insurance on a reinsured policy is reduced, then the Ceding Company will reduce or terminate reinsurance on that life. The reinsured amount on the life with all reinsurers will be reduced, effective on the same date, by the amount required such that the Ceding Company maintains its Maximum Dollar Retention Limit, as set forth in Section 3 of Schedule
            A. If life insurance on a reinsured policy is terminated, then reinsurance will cease on the date of such termination.

            Reductions and terminations are permitted only when the underlying policyholder directs such a reduction or termination of the issuing company policy that is in force at the time that the reductions and terminations take place.

         d. RISK CLASSIFICATION CHANGES.
            If a policyholder requests a Table Rating reduction or removal of a Flat Extra, such change will be underwritten according to the Ceding Company's Underwriting Guidelines as set forth in
            Exhibit I. Risk classification changes on facultative policies will be subject to the Reinsurer's approval.

         e. NON-FORFEITURE BENEFITS (REDUCED PAID UP).
            If the original policy lapses and reduced paid up insurance is elected under the terms of the policy, the amount reinsured will be reduced and the Ceding Company will notify the Reinsurer of the new amount of reinsurance. If reinsurance is on an excess basis, reinsurance will be reduced by the full amount of the reduction. If the amount of the reduction exceeds the risk amount reinsured, the reinsurance on the policy will be terminated. The reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.


16.      EXCHANGES AND REPLACEMENTS.

         a. NOTICE.
            If a policy reinsured under this Agreement is exchanged or replaced, as defined below in 16.c, the Ceding Company will notify the Reinsurer of the change in the Ceding Company's next accounting statement. Unless mutually agreed otherwise in writing, policies that are not reinsured with the Reinsurer and that are exchanged or replaced with a plan covered under this Agreement will not be reinsured hereunder.

         b. EXCHANGES AND REPLACEMENTS.
            For purposes of this Agreement, an exchange or replacement is a new policy replacing an existing policy of the same type, where the new policy lacks at least one of the following characteristics: new business underwriting, full first year commissions, new suicide period, or new contestable period. For the purposes of this Article 16.b, a policy will be considered to be of the `same type' if the new policy and the previous policy are both individual life insurance plans, reinsured on a YRT basis, where the rates are not fully guaranteed. New policies resulting from exchanges or replacements in the insurance reinsured hereunder will continue to be ceded to the Reinsurer under this Agreement, in an amount not to exceed the original amount reinsured hereunder.

            Reinsurance rates for exchanges or replacements will be those in effect at issuance of the original policy and will be point in scale (based on the original issue age, duration, and original underwriting class since issuance of the original policy). The recapture period applicable to the original policy shall govern the new policy and duration shall be measured from the effective date of the original policy.

            If an exchange or replacement results in an increase in risk amount, the increase will be underwritten by the Ceding Company as new business and will be eligible for reinsurance coverage under this Agreement as new business.

            When an exchange or replacement is fully underwritten with new suicide and contestable periods and full first year commissions, the resulting policy will be administered the same as the issuance of a new policy.


17.      POLICYHOLDER REINSTATEMENTS.
         a. AUTOMATIC REINSTATEMENT.
            If the Ceding Company reinstates a policy that was originally ceded to the Reinsurer as automatic reinsurance using conventional underwriting practices, the Reinsurer's reinsurance for that policy will be reinstated.

         b. FACULTATIVE REINSTATEMENT.
            If the Ceding Company has been requested to reinstate a policy that was originally ceded to the Reinsurer as facultative reinsurance, the Ceding Company will resubmit the case to the Reinsurer for underwriting approval before the reinsurance can be reinstated.

         c. PREMIUM ADJUSTMENT.
            The reinsurance premiums for the interval during which the policy was lapsed will be paid to the Reinsurer on the same basis as the Ceding Company charged its policyholder for the reinstatement.

         d. REINSTATEMENT FOLLOWING REINSURANCE OF NON-FORFEITURE BENEFITS. If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then the reinsurance for the extended term or reduced paid up option will terminate and the original policy will be reinstated using either the automatic or facultative reinstatement procedures set forth above, in accordance with the reinsurance method used for the original policy. If the reinstatement results in an increase in the Reinsured Net Amount at Risk greater than that attained at the time of the non-forfeiture activity, the terms of Article 15b [Increases] will govern the increase.


18.      INCREASE IN MAXIMUM DOLLAR RETENTION LIMITS AND RECAPTURE.

         a. NEW BUSINESS.
            If the Ceding Company increases its Maximum Dollar Retention Limits listed in Section 3 of Schedule A, then it may, at its option and with 90 days' written notice to the Reinsurer, increase its Maximum Dollar Retention Limits shown in Section 3 of Schedule A for policies issued after the effective date of the Maximum Dollar Retention Limit increase.

            A change to the Ceding Company's Maximum Dollar Retention Limits will not affect the reinsured policies in force except as specifically provided in Article 18.b, below. Furthermore, unless agreed between the parties, an increase in Ceding Company's Maximum Dollar Retention Limits will not effect an increase in the total risk amount that it may automatically cede to the Reinsurer.

         b. RECAPTURE.
            If the Ceding Company increases its Maximum Dollar Retention Limits listed in Section 3 of Schedule A, then it may, with 90 days' written notice to the Reinsurer, reduce or recapture the reinsurance in force subject to the following requirements:

            i. An in-force cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Section 7 of Schedule A. The effective date of the reduction in reinsurance will be the later of the first policy anniversary following the expiration of the 90-day notice period to recapture and the policy anniversary date when the required minimum number of years is attained.

            ii. On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new Maximum Dollar Retention Limits.

            iii. If more than one policy per life is eligible for
                 recapture, then any recapture must be effected beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

            iv. The Ceding Company may not rescind its election to recapture for policies becoming eligible at future anniversaries.

            v. Recapture of reinsurance will not be allowed on any policy for which the Ceding Company did not keep its Maximum Dollar Retention Limit at issue. The Ceding Company's Maximum Dollar Retention Limits are stated in Section 3 of Schedule A.

            vi. If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in the Reinsurer's reinsurance on that policy will be in proportion to the total amount of reinsurance on the life with all reinsurers.

            vii. Recapture will not be made on a basis that may result in any anti-selection against the Reinsurer. The Reinsurer maintains the discretion to determine when anti-selection has occurred. Said determination will be made in a fair an equitable manner.


19.      ERROR AND OMISSION.
         Any unintentional or accidental failure of the Ceding Company or the Reinsurer to comply with the terms of this Agreement which can be shown to be the result of an oversight, misunderstanding or clerical error, will not be deemed a breach of this Agreement. Upon discovery, the error will be corrected so that both parties are restored to the position they would have occupied had the oversight, misunderstanding or clerical error not occurred, except that no payment shall be made with respect to interest or other amounts that might have been earned through employment of any funds that would have been available if the oversight, misunderstanding or clerical error had not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

         This provision applies only to oversights, misunderstandings or clerical errors relating to the administration of reinsurance covered by this Agreement. This provision does not apply to the administration of the insurance provided by the Ceding Company to its insured or any other errors or omissions committed by the Ceding Company with regard to the policy reinsured hereunder.


20.      INSOLVENCY.
         In the event that the Ceding Company is deemed insolvent, as determined by the Insurance Commissioner of the Ceding Company's state of domicile, all reinsurance death or terminal illness claims payable hereunder will be payable by the Reinsurer directly to the Ceding Company, its liquidator, receiver or statutory successor, without diminution because of the insolvency of the Ceding Company. It is understood, however, that in the event of such insolvency, the liquidator, receiver or statutory successor of the Ceding Company will give written notice to the Reinsurer of the pendency of a death or terminal illness claim against the Ceding Company on a risk reinsured hereunder within a reasonable time after such death or terminal illness claim is filed in the insolvency proceeding. Such notice will indicate the policy reinsured and whether the death or terminal illness claim could involve a possible liability on the part of the Reinsurer. During the pendency of such claim, the Reinsurer may investigate such death or terminal illness claim and interpose, at its own expense, in the proceeding where such death or terminal illness claim is to be adjudicated, any defense or defenses it may deem available to the Ceding Company, its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are participating in the same death or terminal illness claim and a majority in interest (determined with respect to shares of net amount at risk) elects to interpose a defense or defenses to any such death or terminal illness claim, the expense will be apportioned among the reinsurers in the same proportion that the reinsurer's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death or terminal illness.


21.      ARBITRATION.
         a. GENERAL.
            Any dispute or other matter in question between the Ceding Company and the Reinsurer arising out of, or relating to, the formation, interpretation, performance, or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, and whether in contract, tort, or otherwise, shall be settled by arbitration.

         b. NOTICE.
            To initiate arbitration, either the Ceding Company or the Reinsurer shall notify the other party in writing of its desire to arbitrate. The notice shall identify the claimant, the contract at issue, and the nature of the claims and/or issues. Notice shall be sent certified mail, with return receipt, or another service which produces a receipt. The arbitration will be deemed to have been commenced on the date the notice of arbitration is received.

         c. PROCEDURE.
            There will be three arbitrators who will each have no less than 10 years of insurance or reinsurance industry experience and who are current or former officers of life insurance or life reinsurance companies other than the parties to this Agreement, their affiliates or subsidiaries. The arbitrators shall not be under the control of any party, nor shall any member of the panel have a financial interest in the outcome of the dispute. Within 30 days following the commencement of the arbitration proceedings, each party will provide the other with the identification of their appointed arbitrator, and provide a copy of the arbitrator's curriculum vitae. If either party refuses or neglects to appoint an arbitrator within 30 days, the other party may appoint the second arbitrator to act as the appointed arbitrator for the defaulting party by providing notice and a copy of the arbitrator's curriculum vitae. Each party's appointed arbitrator shall appoint a third arbitrator (the "Umpire"). If the two arbitrators are unable to agree upon the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots. In the event any arbitrator fails, refuses, or becomes unable to act as such before an award has been rendered, a successor shall be selected in the same manner as the original arbitrator.

            The claimant and respondent shall each submit initial briefs to the panel outlining the issues in dispute and the reasons for their respective positions within 30 days of the notice of the appointment of the Umpire.

            The arbitrators shall consider this Agreement an honorable engagement rather than merely a legal obligation, and the panel shall make its decision with consideration given to the custom and usage of the insurance and reinsurance industry. The arbitrators shall have the power to determine all procedural rules of the arbitration, including, but not limited to inspection of documents, examination of witnesses, and any other matter related to the conduct of the arbitration. The panel and the Umpire shall have the authority to issue subpoenas (including subpoenas to third party witnesses) and other orders to enforce their decisions. Ex parte communications with party appointed arbitrators shall be permitted until the arbitration hearing commences. The arbitrators shall recognize the attorney/client privilege and the attorney work product doctrine. Neither a party nor an arbitrator may disclose the existence, content, or result of any arbitration hereunder, except to the extent such disclosure may be required for review and enforcement by a court of competent jurisdiction, to support reinsurance or retrocessional recoveries, or as otherwise agreed by the parties. The location of all proceedings shall be the headquarters of the Ceding Company, unless the parties agree otherwise.

            The panel may issue orders for interim relief upon showing of good cause, including pre-award security. Absent good cause for an extension as determined by the panel, the panel shall render the final award within 9 months of the appointment of the Umpire, unless the parties agree otherwise, and within 30 days after the date of the closing of the hearing. The panel is authorized to award any remedy or sanctions allowed by applicable law, including, but not limited to monetary damages, equitable relief, pre or post award interest, costs of arbitration, attorneys fees, and other final or interim relief; provided that arbitrators shall not be empowered to award damages in excess of compensatory damages. The decision of the arbitrators will be made by majority rule, and shall be final and binding on both parties. Either party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment. Unless the arbitrators decide otherwise, each party will bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The parties will jointly and equally bear the expense of the third arbitrator and other costs of the arbitration.


22.      OFFSET.
         All amounts due or otherwise accrued to any of the parties hereto whether by reason of premiums, losses, expenses, or otherwise, under this Agreement or any other contract heretofore or hereafter entered into, between the parties hereto, will at all times be fully subject to the right of offset and only the net balance will be due and payable. The right of offset will not be affected or diminished because of the insolvency of either party.


23.      GOOD FAITH; FINANCIAL SOLVENCY.
         This Agreement is entered into in reliance on warranties, representations and disclosures contained herein. The parties agree to act in good faith in carrying out their duties under this Agreement, and in connection therewith, each party shall provide full and fair disclosure of all information required to be reported to the other under the terms of this Agreement. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently determined by the insurance regulatory authority of any state in which it does business or is licensed to be financially impaired on a statutory basis.

         In addition, the Ceding Company affirms that it has disclosed and will continue to disclose to the Reinsurer all matters material to this Agreement, such as its underwriting and policy issues (rules, philosophies, practices, and management personnel), its financial condition, studies and reports on the business reinsured, and any change in its ownership or control. The Reinsurer or its representatives have the right at any reasonable time to inspect the Ceding Company's records relating to this Agreement.


24.      TREATMENT OF CONFIDENTIAL INFORMATION.
         The Reinsurer acknowledges that in connection with this Agreement, it may receive business or technical information and policyowner nonpublic personal information from the Ceding Company which the Ceding Company considers to be proprietary and confidential (collectively the "Confidential Information"), the value of which might be lost if the confidentiality of such information is not maintained. The Ceding Company reserves all rights to the Confidential Information disclosed to the Reinsurer by the Ceding Company, including the proprietary features contained therein. The Reinsurer agrees: (i) to treat as confidential all Confidential Information received from the Ceding Company in the same manner in which the Reinsurer treats its own confidential information; (ii) to disclose Confidential Information to only those of its employees who have a need to know such information in order to accomplish the purposes of this Agreement and who are made aware of the confidentiality provisions of this Agreement; (iii) to not disclose Confidential Information to any third party except as required by law, except the Reinsurer may disclose such Confidential Information, in order to accomplish the purposes of this Agreement, to the Reinsurer's retrocessionaires and the Reinsurer's affiliates; and
         (iv) to not use Confidential Information for any purpose except those purposes permitted by the Agreement, and those purposes necessitated to fulfill its obligations under the Agreement. The Reinsurer shall use its best efforts to prevent any and all unlawful disclosures of such information, including unlawful disclosures made by its employees.

         The Reinsurer also agrees to provide a high degree of care in maintaining appropriate measures to protect the security, integrity, and confidentiality of any and all customer nonpublic personal information (the "Measures") that the Ceding Company makes accessible to the Reinsurer pursuant to this Agreement. The Measures shall be designed to:

         a. Ensure the security and confidentiality of customer nonpublic personal information;
         b. Protect against any anticipated threats or hazards to the security or integrity of such information; and
         c. Protect against unauthorized access to, or use of, such information that could result in substantial harm or inconvenience to any customer.

         A breach of the provisions in this Article 24 shall be considered a material breach of the Agreement.


25.      TERM OF THIS AGREEMENT AND TERMINATION.
         a. The Ceding Company will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days' written notice of termination by either party to the other. The Reinsurer will continue to accept reinsurance during this 90-day period. The Reinsurer's acceptance will be subject to both the terms of this Agreement and the Ceding Company's payment of applicable reinsurance premiums.

         b. The Ceding Company shall have the option of terminating this Agreement for existing business, and recapture all, but not less than all of the business reinsured hereunder, by giving 90 days advance written notice to the Reinsurer, within 30 days of the occurrence of either of the following:

            i. The Reinsurer's publicized claims paying ability ratings assigned by two or more of the following industry rating agencies, fall below the minimum acceptable ratings, defined in the following table, for more than 90 consecutive business days:

                 INDUSTRY RATING AGENCY         MINIMUM ACCEPTABLE RATINGS
                    Standard & Poor's                      BBB-
                         Moody's                            A3
                        A.M. Best                           B+
                          Fitch                            BBB-

                 However, any industry rating agency that has either discontinued its ratings services for any period of time, or has not published a current claims paying ability rating for the Reinsurer for any period of time, will not be a specified industry rating agency for that period. Any notice of termination given by the Ceding Company due to such rating reduction shall be deemed withdrawn if the Reinsurer's publicized claims paying ability ratings are restored to a level equal to of higher than minimum acceptable ratings set forth in the preceding table during the 90 day notice period; or

            ii. An order is entered appointing a receiver, conservator, or trustee for management of the Reinsurer; or a proceeding is commenced for rehabilitation, liquidation, or conservation of the Reinsurer. The Ceding Company's right to terminate and recapture the business reinsured under this Agreement, pursuant to this Article 25.b.ii, will expire when the conditions shown in this Article 25.b.ii are no longer satisfied.

                  In the event of the occurrence of either Article 25.b.i or
                  Article 25.b.ii, above, the Ceding Company will pay to the Reinsurer a recapture fee equal to the present value of future profits. If the Reinsurer and the Ceding Company are unable to come to mutual agreement on the present value of future profits, the parties agree to hire an independent actuarial consultant to calculate the recapture fee. The expense of the services of the actuarial consultant will be shared equally between the Ceding Company and the Reinsurer. The Reinsurer will not pay to the Ceding Company any amount representing the reserves on the business.

         c. In addition, this Agreement may be terminated immediately for the reinsurance of new business by either party if one of the parties materially breaches this Agreement, becomes insolvent, or has been determined by the insurance regulatory authority of any state in which it does business, or is licensed, to be financially impaired on a statutory basis. The Ceding Company agrees that it will not force termination under the provisions of this Article solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.


26.      MEDICAL INFORMATION BUREAU.
         The Reinsurer is required to strictly adhere to the Medical Information Bureau Rules, and the Ceding Company agrees to abide by these Rules, as amended from time to time. The Ceding Company will not submit a preliminary notice, application for reinsurance, or reinsurance cession to the Reinsurer unless the Ceding Company has an authentic, signed preliminary or regular application for insurance in its home office and the current required Medical Information Bureau authorization.


27.      SEVERABILITY
         In the event that any court, arbitrator, or administrative agency determines any provision or term of this Agreement to be invalid, illegal or unenforceable, all of the other terms and provisions of this Agreement shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. However, in the event this Article is exercised and the Agreement no longer reflects the original intent of the parties, the parties agree to attempt to renegotiate this Agreement in good faith to carry out its original intent.


28.      SURVIVAL.
         All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights or obligations hereunder existing at the time of termination.


29.      NON-WAIVER.
         No waiver by either party of any violation or default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.


30.      MICHIGAN LAW AND JURISDICTION.
         This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to any jurisdiction's choice of law rules. In the event of the need for a judicial determination respecting this Agreement, the Ceding Company and the Reinsurer will consent to the jurisdiction of any court of general jurisdiction within the State of Michigan.


31.      NOTIFICATIONS.
         Any notice, demand or other document required or permitted to be delivered hereunder will be in writing and will be (i) mailed by first-class, registered or certified United States mail, postage prepaid, or (ii) delivered in person, and will be addressed to the recipient in the manner indicated below:

         NOTICE TO CEDING COMPANY.
         Jackson National Life Insurance Company
         1 Corporate Way
         Lansing, Michigan 48951

         NOTICE TO REINSURER.
         Security Life of Denver Insurance Company
         1290 Broadway
         Denver, Colorado 80203-5699

         Each notice, demand, or other document that is delivered in the manner described above will be deemed to be sufficiently delivered, given, served, sent, provided, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, delivery receipt, or affidavit of messenger), or at such time as delivery is refused upon presentation.

                                   SCHEDULE A
                               COVERAGE AND LIMITS


1.       PLANS REINSURED:
         The policy plans and supplemental benefits eligible for automatic and facultative reinsurance coverage are:

         ================================================================================= =================================
                                              Plans                                                   Plan Codes
         --------------------------------------------------------------------------------- ---------------------------------
         Perspective Investor VUL                                                          VL100, VL1GP
         --------------------------------------------------------------------------------- ---------------------------------
         Other Insured Term Insurance Rider                                                OR100, OR1GP
         --------------------------------------------------------------------------------- ---------------------------------
         Scheduled Term Insurance Rider                                                    SR100, SR1GP
         --------------------------------------------------------------------------------- ---------------------------------
         Terminal Illness Rider
         ================================================================================= =================================

         Policies reinsured hereunder may be backdated up to six months prior to issue date in order to save age.


2.       REINSURANCE AMOUNT:
         a. AUTOMATIC LIFE REINSURANCE:
            Subject to the Reinsurer's share of the Reinsurers' Automatic Acceptance Limits in Section 4 of Schedule A, the Reinsurer will automatically reinsure [REDACTED] of the excess Net Amount at Risk, as defined in Section 8 of this Schedule A, above the Ceding Company's Maximum Dollar Retention Limits, which are defined in Section 3 of this Schedule A.

         b. FACULTATIVE LIFE REINSURANCE:
            The Ceding Company's amount and the Reinsurer's amount of the Net Amount at Risk shall be determined on a case-by-case basis for facultative cessions.

c.       SCHEDULED TERM INSURANCE RIDER:
         Where the Scheduled Term Insurance Rider is issued, the Ceding Company will cede to the pool an amount based on the ultimate (or highest) Scheduled Term Insurance Rider (STR) amount plus the base/target amount plus any other insurance issued by the Ceding Company on the insured minus the Ceding Company's Maximum Dollar Retention Limit. The Ceding Company will also treat the ultimate amount of STR plus the base/target amount plus any other insurance in force with the insured as the total for Automatic Binding Limits and In Force and Applied For Limits. The following examples describe the intentions of the parties.

            o BASE OF [REDACTED] VUL WITH THE HIGHEST (ULTIMATE) AMOUNT OF STR BEING [REDACTED]: The Ceding Company will treat the case as a [REDACTED] face amount for evaluating the Automatic Binding Limit and In Force and Applied For Limits. Therefore, we would calculate [REDACTED] ultimately retained and [REDACTED] ultimately ceded, and the Ceding Company will proportionately cede [REDACTED] from each of the initial base and all future increases on the STR as scheduled.

            o BASE OF [REDACTED] VUL WITH THE HIGHEST (ULTIMATE) AMOUNT OF STR BEING [REDACTED] IN FORCE WITH THE CEDING COMPANY WITH [REDACTED] RETAINED: The Ceding Company would calculate retention as [REDACTED] minus the
                              SCHEDULE A, CONTINUED

                 [REDACTED] already retained for [REDACTED] ultimately retained, and would cede [REDACTED] from each of the initial base and all future increases on the STR as scheduled.

            o BASE OF [REDACTED] WITH THE HIGHEST (ULTIMATE) AMOUNT OF STR BEING [REDACTED]: The Ceding Company would treat the case as facultative since the ultimate amount exceeds the Automatic Binding Limit, and would expect to normally retain the full Maximum Dollar Retention Limit.

            o BASE OF [REDACTED] WITH THE HIGHEST (ULTIMATE) AMOUNT OF STR BEING [REDACTED] WITH [REDACTED] IN FORCE: The Ceding Company would treat the case as facultative since the total amount in force and applied for exceeds the In Force and Applied For Limits, and would retain the full Maximum Dollar Retention Limit.

            The Ceding Company will accept an average of a [REDACTED] per year increase in STR ultimate amount above the base/target amount, but will allow no schedule that allows more than a [REDACTED] increase from the target amount in any one year. Any annual increase larger than [REDACTED] must not allow the average increases for the policy to exceed [REDACTED] per year up to and including the year with the larger increase. Any cases requesting higher percentages may be considered facultatively.


3.       CEDING COMPANY'S MAXIMUM DOLLAR RETENTION LIMITS:

                                   [REDACTED]

4.       REINSURERS' AUTOMATIC BINDING LIMITS:

         On each life, the amount automatically reinsured under all agreements with all reinsurers, including the Ceding Company's share, must not exceed the following:

                                   [REDACTED]

                              SCHEDULE A, CONTINUED

                                   [REDACTED]


5.       AUTOMATIC IN FORCE AND APPLIED FOR LIMIT:
         The total amount of life insurance in force and applied for on any one life with all companies, of which the Ceding Company is aware, must not exceed the amounts set forth in the following table:

                                   [REDACTED]


6.       PREMIUM DUE:
         Reinsurance premiums are due annually in advance. These premiums are due on the issue date and each subsequent policy anniversary.

7.       RECAPTURE PERIOD:
         Recapture is only allowed in accordance with Article 18.b of this Agreement. The minimum number of years for a cession to be reinsured before it is eligible for recapture pursuant to Article 18.b. is 20 years.

8.       NET AMOUNT AT RISK:
         The Net Amount at Risk on the policies and riders eligible for reinsurance under this Agreement, is defined below:

         OPTION A BASE POLICY: The Net Amount at Risk is the Death Benefit minus the Policy Value, where the Death Benefit is the greater of the Face Amount or the minimum amount required under Section 7702 of the IRC.

         OPTION B BASE POLICY: The Net Amount at Risk is the Death Benefit minus the Policy Value, where the Death Benefit is the greater of the Face Amount plus Policy Value or the minimum amount required under Section 7702 of the IRC.

         OPTION C BASE POLICY: The Net Amount at Risk is the Death Benefit minus the Policy Value, where Death Benefit is the greater of the Face Amount plus the sum of the premiums paid by the policyholder minus all prior total partial surrender amounts, or the minimum amount required under
         Section 7702 of the IRC.

         OTHER INSURED TERM INSURANCE RIDER: The Net Amount at Risk is the Face Amount of the rider.

                              SCHEDULE A, CONTINUED


         SCHEDULED TERM INSURANCE RIDER: The Net Amount at Risk upon issue of the rider is as described in Section 2a of this Schedule A.

         For purposes of this Agreement, the following will apply:

         The Face Amount is the amount the Ceding Company uses to determine the death benefit and proceeds payable under the policy. The Initial Base Face Amount will be shown in the policy data of the policy.

         The Policy Value is the sum of the policy fixed account value and the variable account value.

                                   SCHEDULE B
                              REINSURANCE PREMIUMS


1.       REINSURANCE PREMIUMS - LIFE:
         a. Standard annual reinsurance premiums per [REDACTED] reinsured are the following percentages of the 0426-7107 VUL 1802 Reinsurance Rates attached to this Schedule B, as Schedule B--I:

                  ============================================================================================================
                                                            PERSPECTIVE INVESTOR VUL
                  ------------------------------------------------------------------------------------------------------------
                  --------------------------------------------- --------------------- -------------------- -------------------
                                                                       Year 1             Years 2 - 20         Years 21 +
                  --------------------------------------------- --------------------- -------------------- -------------------
                  --------------------------------------------- --------------------- -------------------- -------------------
                                   All Classes                  [REDACTED]            [REDACTED]           [REDACTED]
                  ============================================= ===================== ==================== ===================

         b. Table rated substandard reinsurance premiums are the appropriate multiple of the standard reinsurance premiums
            ([REDACTED per table).

         c. Flat Extra reinsurance premiums are the following percentages of such premiums charged the insured:

                  ======================================================================================================
                                     Permanent flat extra premiums (for more than 5 years duration)
                  ------------------------------------------------------------------------------------------------------
                  --------------------------------------------------- --------------------------------------------------
                                      First Year                                         [REDACTED]
                  --------------------------------------------------- --------------------------------------------------
                  --------------------------------------------------- --------------------------------------------------
                                    Renewal Years                                        [REDACTED]
                  =================================================== ==================================================

                  ======================================================================================================
                                      Temporary flat extra premiums (for 5 years or less duration)
                  ------------------------------------------------------------------------------------------------------
                  --------------------------------------------------- --------------------------------------------------
                                      All Years                                          [REDACTED]
                  =================================================== ==================================================


2.       REINSURANCE PREMIUMS - SUPPLEMENTAL BENEFITS:

         a. OTHER INSURED TERM INSURANCE RIDER:
            For Other Insured Term Insurance Rider, the reinsurance premiums are the following percentages of the 0426-7107 VUL
            1802 Reinsurance Rates, attached to this Schedule B, as
            Schedule B--I, for the reinsured portion of the policy:

                  ============================================================================================================
                                                       OTHER INSURED TERM INSURANCE RIDER
                  ------------------------------------------------------------------------------------------------------------
                  ------------------------- --------------------------- -------------------------- ---------------------------
                                                      Year 1                   Years 2 - 20                Years 21 +
                  ------------------------- --------------------------- -------------------------- ---------------------------
                  ------------------------- --------------------------- -------------------------- ---------------------------
                         All Classes                [REDACTED]                  [REDACTED]                 [REDACTED]
                  ========================= =========================== ========================== ===========================

         b. SCHEDULED TERM INSURANCE RIDER:
            For Scheduled Term Insurance Rider, the reinsurance premiums are the following percentages of the 0426-7107 VUL 1802
            Reinsurance Rates, attached to this Schedule B, as Schedule
            B--I, for the reinsured portion of the policy:

                  ============================================================================================================
                                                         SCHEDULED TERM INSURANCE RIDER
                  ------------------------------------------------------------------------------------------------------------
                  --------------------------------------- ----------------------- -------------------- -----------------------
                                                                  Year 1              Years 2 - 20           Years 21 +
                  --------------------------------------- ----------------------- -------------------- -----------------------
                  --------------------------------------- ----------------------- -------------------- -----------------------
                                All Classes                     [REDACTED]             [REDACTED]            [REDACTED]
                  ======================================= ======================= ==================== =======================

                              SCHEDULE B, CONTINUED



3.       AGE BASIS:
         Age Nearest Birthday

                                  SCHEDULE B--I
                              REINSURANCE PREMIUMS


                      STANDARD ANNUAL COINSURANCE PREMIUMS


                      0426-7106 VUL 1802 REINSURANCE RATES

                                   SCHEDULE C
                              REPORTING INFORMATION


                         INFORMATION ON RISKS REINSURED


                   1.     Type of Transaction
                   2.     Effective Date of Transaction
                   3.     Automatic/Facultative Indicator
                   4.     Policy Number
                   5.     Full Name of Insured
                   6.     Date of Birth
                   7.     Sex
                   8.     Smoker/Nonsmoker
                   9.     Policy Plan Code
                   10.    Insured's State of Residence
                   11.    Issue Age
                   12.    Issue Date
                   13.    Duration from Original Policy Date
                   14.    Face Amount Issued
                   15.    Reinsured Amount (Initial Amount)
                   16.    Reinsured Amount (Current Amount at Risk)
                   17.    Change in Amount at Risk Since Last Report
                   18.    Death Benefit Option (For Universal Life Type Plans)
                   19.    ADB Amount (If Applicable)
                   20.    Substandard Rating
                   21.    Flat Extra Amount Per Thousand
                   22.    Duration of Flat Extra
                   23.    PW Rider (Yes or No)
                   24.    Previous Policies (Yes or No)
                   25.    Premiums

                          SAMPLE POLICY EXHIBIT SUMMARY
                             (LIFE REINSURANCE ONLY)

CEDING COMPANY:
                                 ----------------------------------------------
REINSURER:
                                 ----------------------------------------------
ACCOUNT NO:
                                 ----------------------------------------------
PREPARED BY:                                      Phone: (  )
                                 ---------------              ------------
DATE PREPARED:
                                 ----------------------------------------------

TYPE OF REINSURANCE:

                  Yearly Renewable Term
                                          -------------------------------------
                  Coinsurance
                                          -------------------------------------
                  Modified Coinsurance
                                          -------------------------------------
                  Other
                                          -------------------------------------

VALUATION DATE:
                  ------------------

                                                         NUMBER OF                     AMOUNT OF
                                                         POLICIES                     REINSURANCE

A.       In Force Beginning
         of Period       /      /
                   ------ ------ -------               ---------------          --------------------------
B.       New Paid Reinsurance Ceded
                                                       ---------------          --------------------------
C.       Reinstatements
                                                       ----------------         --------------------------
D.       Revivals
                                                       ----------------         --------------------------
E.       Increases (Net)
                                                       ----------------         --------------------------
F.       Conversion In
                                                       ----------------         --------------------------
G.       Transfers In
                                                       ----------------         --------------------------
H.       Total Increases (B - G)
                                                       ----------------         --------------------------
I.       Deaths
                                                       ----------------         --------------------------
J.       Maturities
                                                       ----------------         --------------------------
K.       Cancellations
                                                       ----------------         --------------------------
L.       Expiries
                                                       ---------------          --------------------------
M.       Surrenders
                                                       ----------------         --------------------------
N.       Lapses
                                                       ----------------         --------------------------
O.       Recaptures
                                                       ----------------         --------------------------
P.       Other Decreases (Net)
                                                       ----------------         --------------------------
Q.       Reductions
                                                       ----------------         --------------------------
R.       Conversions Out
                                                       ---------------          --------------------------
S.       Transfers Out
                                                       ----------------         --------------------------
T.       Total Decreases (I - S)
                                                       ----------------         --------------------------
U.       Current In Force      /      /
                          ----- ------ ------          ----------------         --------------------------
         (A + H - T)




                              SCHEDULE C, CONTINUED


                          SAMPLE RESERVE CREDIT SUMMARY

CEDING COMPANY:
                                 ---------------------------------------------
REINSURER:
                                 ---------------------------------------------
ACCOUNT NO:
                                 ---------------------------------------------
PREPARED BY:                                      Phone: (  )
                                 ---------------              ------------
DATE PREPARED:
                                 ---------------------------------------------

TYPE OF REINSURANCE:

                  Yearly Renewable Term
                                           ------------------------------------
                  Coinsurance
                                           ------------------------------------
                  Modified Coinsurance
                                           ------------------------------------
                  Other
                                           ------------------------------------

VALUATION DATE:
                  ------------------

TYPE OF RESERVES:

                  Statutory
                                 ------------------------------------------
                  GAAP
                                 ------------------------------------------
                  Tax
                                 ------------------------------------------


                                                                           ISSUE
                                       VALUATION BASIS                      YEAR        IN FORCE       IN FORCE         RESERVE
                         MORTALITY        INTEREST        VALUATION        RANGE         COUNT          AMOUNT           CREDIT
A. Life Insurance
                       --------------    -----------    --------------    ---------    -----------    -----------     -------------

                       --------------    -----------    --------------    ---------    -----------    -----------     -------------
B. Accidental
Death Benefit
                       --------------    -----------    --------------    ---------    -----------    -----------     -------------
C. Disability
Active Lives
                       --------------    -----------    --------------    ---------    -----------    -----------     -------------
D. Disability
Disabled Lives
                       --------------    -----------    --------------    ---------    -----------    -----------     -------------
E. Other
Please Explain
                       --------------    -----------    --------------    ---------    -----------    -----------     -------------

                                                                                     GRAND TOTAL:
                                                                                                      -----------





                              SCHEDULE C, CONTINUED


                            SAMPLE ACCOUNTING SUMMARY

CEDING COMPANY:
                                 ---------------------------------------------
REINSURER:
                                 ---------------------------------------------
ACCOUNT NO:
                                 ---------------------------------------------
PREPARED BY:                                      Phone: (  )
                                 ---------------              ------------
DATE PREPARED:
                                 ---------------------------------------------

TYPE OF REINSURANCE:

                  Yearly Renewable Term
                                           ------------------------------------
                  Coinsurance
                                           ------------------------------------
                  Modified Coinsurance
                                           ------------------------------------
                  Other
                                           ------------------------------------

VALUATION DATE:
                           ----------------------------


                                 LIFE                      WP                    AD                TOTAL
Premiums
      First Year
                             ------------            -----------            -----------            ------------
      Renewal
                             ------------            -----------            -----------            ------------

Allowances
      First Year
                             ------------            -----------            -----------            ------------
      Renewal
                             ------------            -----------            -----------            ------------

Adjustments
      First Year
                             ------------            -----------            -----------            ------------
      Renewal
                             ------------            -----------            -----------            ------------

Net Due Reinsurer
      First Year
                             ------------            -----------            -----------            ------------
      Renewal
                             ------------            -----------            -----------            ------------

      TOTAL DUE
                             ------------            -----------            ------------           ------------

                                      (The above information should be a summary of the detailed information provided to the Reinsurer.)

                                   SCHEDULE D
                                FACULTATIVE FORMS

                          (See attached sample forms.)

                           Application for Reinsurance

                           Notification of Reinsurance

                                   [REDACTED]

                                    EXHIBIT I
                    CEDING COMPANY'S UNDERWRITING GUIDELINES

                                 (See attached)


                                   [REDACTED]


04267106
YRT (10152001)